UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 5, 2006 (October 4, 2006)

GENERAL DYNAMICS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-3671	13-1673581
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2941 Fairview Park Drive, Suite 100, Falls Church, Virginia	22042-4513
(Address of Principal Executive Offices)	(Zip Code)

(703) 876-3000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 4, 2006, the board of directors of General Dynamics Corporation (the “Company”) amended and restated the Company’s bylaws.

The bylaws were amended to: (i) eliminate certain provisions in Article II, Section 4 that required stockholders to provide a notice address to the Company; (ii) delete certain provisions duplicative with Delaware statutory requirements, as formerly specified in Article II, Section 4, and Article II, Section 8; (iii) reduce the mandatory retirement age for directors to 75 from 80, as set forth in Article III, Section 2; (iv) specify that for purposes of determining the age of a director in accordance with Article III, Section 2, the age shall be measured based on the age of the director on the scheduled date of the respective meeting of stockholders, not taking into account any adjournment or postponement of the meeting; (v) eliminate the provision that required notice of regular director meetings, as formerly specified in Article III, Section 7; (vi) specify the time at which notices of special board meetings shall be deemed to have been given, as set forth in Article III, Section 8; (vii) change the quorum requirement for board of director meetings to a majority of the directors then holding office, instead of a fixed number of five, as set forth in Article III, Section 10; (viii) remove the requirement with respect to the chairman of the board serving as ex-officio member of certain board committees, as set forth in former Article III, Section 12; and (ix) eliminate the requirement that the chief executive officer be chosen from among the board of directors, as formerly specified in Article IV, Section 1.

In addition to the revisions described above, stylistic changes to make the bylaws more readable and enhance internal consistency and clarity were made, in particular to Article II, Sections 1, 6, 9, 10, 11 and 13, Article VI, Section 4, and Article VII, Section 2. The Amended and Restated Bylaws of the Company are attached hereto as Exhibit 3.2.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

3.2	Amended and Restated Bylaws of General Dynamics Corporation (As amended effective October 4, 2006)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL DYNAMICS CORPORATION

by	/s/ John W. Schwartz
John W. Schwartz
Vice President and Controller
(Authorized Officer and Chief Accounting Officer)

Dated: October 5, 2006